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                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                        Citigroup Global Markets, Inc. and Citigroup Global Markets Limited is a
                        broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                        Tribeca Global Management LLC is an investment adviser in accordance with
                        Section 240.13d-1(b) (1)(ii)(E)

                        Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                    Date: February 14, 2008


                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary

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